Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1/A-2 (SEC

File Number 333-212536) as filed with the SEC of our audit report dated November 30, 2015, with respect  to  the  balance  sheets  of  Sauer  Energy,  Inc.  as  of  August  31,  2015  and  August  31,  2014,

and the related statements of operations, stockholders’ equity, and cash flows for the periods then

ended.   We  also  consent  to  the  reference  to  us  under  the  heading  “Experts”  in  such  Registration

Statement.

Fruci & Associates II, PLLC

(f/k/a MartinelliMick PLLC)

September 6, 2016